Exhibit 99.1

For more information, contact:

Media

Barbara Henderson, SVP, Worldwide Corp. Communications, 213-745-0517

Julian Cacchioli, VP, Worldwide Corp. Communications, 213-745-0519

Investors

Amy Greene, VP, Investor Relations, 213-745-0474

HERBALIFE ANNOUNCES PRICING OF $1 BILLION OF CONVERTIBLE NOTES

LOS ANGELES—February 4, 2014—Herbalife Ltd. (NYSE: HLF) today announced the pricing of its offering of $1 billion aggregate principal amount of convertible senior notes due 2019 (the “Convertible Notes”) in a private offering to qualified institutional buyers, pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The joint book-running managers for the offering of the Convertible Notes were Bank of America Merrill Lynch, Credit Suisse, HSBC and Morgan Stanley. The company granted an option to the initial purchasers to purchase up to an additional $150 million aggregate principal amount of Convertible Notes. The Convertible Notes will pay interest semiannually at a rate of 2.00% per annum and upon conversion will be settled in cash and, if applicable, the company’s common shares, based on the applicable conversion rate at such time. The Convertible Notes have an initial conversion rate of 11.5908 common shares per $1,000 principal amount of the Convertible Notes (which is equal to an initial conversion price of approximately $86.28 per common share), representing an initial conversion premium of approximately 25% above the last reported sale price of $69.02 per common share on February 3, 2014. The Convertible Notes will mature on August 15, 2019, unless repurchased or converted in accordance with their terms prior to such date. Prior to May 15, 2019, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date. The company expects to close the sale of the Convertible Notes on or about February 7, 2014, subject to the satisfaction of various customary closing conditions.

The company estimates that the net proceeds from the sale of the Convertible Notes will be approximately $975 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the company. The company intends to apply approximately $686 million of the net proceeds to fund the cost of purchasing common shares by entering into prepaid forward share repurchase transactions and approximately $111 million of the net proceeds to fund the cost of certain capped call transactions, each as described below. The company expects to use the remaining net proceeds from the offering for working capital and general corporate purposes, including, without limitation, the repurchase of outstanding common shares.

In connection with the offering, the company entered into one or more prepaid forward share repurchase transactions (each a “Forward Transaction”) with one or more of the initial purchasers (or their respective affiliates) (each a “Forward Counterparty”), pursuant to which the company will purchase a specified number of common shares for settlement on or around the maturity date for the Convertible Notes, subject to the ability of each Forward Counterparty to elect to settle all or a portion of its Forward Transaction early. The Forward Transactions are generally expected to facilitate privately negotiated derivative transactions between the Forward Counterparties and holders of the Convertible Notes, including swaps, relating to the common shares by which holders of the Convertible Notes will establish short positions relating to the common shares and otherwise hedge their investments in the Convertible Notes concurrently with, or shortly after, the pricing of the Convertible Notes.

In addition, in connection with the offering, the company entered into capped call transactions (each a “Capped Call Transaction”) with one or more of the initial purchasers (or their respective affiliates) and/or one or more other financial institutions (each an “Option Counterparty”). The Capped Call Transactions are expected generally to reduce the potential dilution upon conversion of the Convertible Notes in the event that the market price of the common shares is greater than the strike price of the Capped Call Transactions (which initially corresponds to the initial conversion price of the Convertible Notes and is subject to certain adjustments under the terms of the Capped Call Transactions), with such reduction of potential dilution subject to a cap based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions will initially be $120.79 per common share, representing a premium of approximately 75% above the last reported sale price of $69.02 per common share on February 3, 2014, and is subject to certain adjustments under the terms of the Capped Call Transactions. If the initial purchasers exercise their option to purchase additional Convertible Notes, the company expects to enter into one or more additional Capped Call Transactions with the Option Counterparties.

The company has been advised that, in connection with establishing their initial hedges of the Capped Call Transactions, the Option Counterparties expect to purchase the common shares over a five trading day period immediately following the pricing of the Convertible Notes. Hedging of the Forward Transactions and Capped Call Transactions could have the effect of increasing, or reducing the size of any decrease in, the price of the Convertible Notes or the common shares concurrently with, or shortly after, the pricing of the Convertible Notes.

In addition, the Forward Counterparties (or their respective affiliates) are likely to modify their hedge positions by entering into or unwinding various derivative transactions with respect to the common shares and/or by purchasing the common shares or other securities of the company in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during the final valuation period under the Forward Transactions, which precedes the maturity date for the Convertible Notes, on or around any earlier observation period related to a conversion of the Convertible Notes and on or around any election by a Forward Counterparty to settle all or a portion of its Forward Transaction early). Further, the Option Counterparties are likely to modify their hedge positions by entering into or unwinding various derivatives with respect to the common shares and/or purchasing or selling common shares or other securities of the company in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during any observation period related to a conversion of Convertible Notes).

The effect, if any, of any of these transactions and activities on the market price of the common shares or the Convertible Notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could also cause or avoid an increase or a decrease in the market price of the common shares or the Convertible Notes, which could affect the ability of holders of the Convertible Notes to convert the Convertible Notes and, to the extent the activity occurs during any conversion period related to a conversion of Convertible Notes, it could affect the amount and value of the consideration that holders of the Convertible Notes will receive upon conversion of the Convertible Notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the common shares issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Convertible Notes and any common shares issuable upon conversion of the Convertible Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in over 90 countries through and to a network of independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children.

FORWARD-LOOKING STATEMENTS

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	any collateral impact resulting from the ongoing worldwide financial environment, including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;

•	our relationship with, and our ability to influence the actions of, our distributors;

•	improper action by our employees or distributors in violation of applicable law;

•	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace, regulators and other third parties regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

•	legal challenges to our network marketing program;

•	risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

•	uncertainties relating to the interpretation, enforcement or amendment of legislation in India governing direct selling;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our distributors;

•	product liability claims;

•	whether we will purchase any of our shares in the open markets or otherwise; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.